UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2022

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 Cray Court , San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 16, 2022, the Board of Directors of Mirati Therapeutics, Inc. (the “Company”) appointed Laurie Stelzer, as its Chief Financial Officer (including as its principal financial officer and principal accounting officer).

Ms. Stelzer, age 54, previously served as Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (acquired by Pfizer Inc.) from March 2020 to March 2022. Prior to joining Arena, Ms. Stelzer spent five years as the Chief Financial Officer at Halozyme Therapeutics, Inc., leading Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of finance, treasury, global accounting, and international/emerging markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University, and her M.B.A. from University of California, Los Angeles, Anderson School of Management. She currently serves on the boards of Surface Oncology, Inc., an immune-oncology company, and PMV Pharmaceuticals, Inc., a precision oncology platform company.

In connection with her appointment as Chief Financial Officer, the Company entered into an offer letter with Ms. Stelzer (the “Offer Letter”) pursuant to which the Company has agreed to pay Ms. Stelzer an annual base salary of $530,000. Ms. Stelzer is also eligible to earn an annual target bonus of 45% of her annual base salary. The Company will also pay Ms. Stelzer a one-time payment of $150,000 (the “Sign-On Bonus”). If Ms. Stelzer’s employment is terminated before the second anniversary of her start date for any reason other than a resignation for good reason or a termination without cause, Ms. Stelzer is obligated to reimburse the Company the full amount of the Sign-On Bonus.

During Ms. Stelzer’s employment, she will be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company. Pursuant to the Offer Letter, Ms. Stelzer will be granted (i) a stock option award to purchase shares of the Company’s common stock with an aggregate grant-date “fair value” of $3,250,000, based on the Black-Scholes option-pricing model that the Company uses pursuant to ASC Topic 718 for financial reporting purposes, as measured by using the closing sale price of the Company’s common stock on the date of grant, as reported by the Nasdaq Global Select Market and rounded down to the nearest whole share (the “Option”), and (ii) a restricted stock unit award with a grant-date “fair value” of $3,250,000, as calculated in accordance with applicable accounting standards on the date of grant (the “RSU”). We intend to grant the Option and RSU on June 1, 2022 when we typically grant our other new hire awards. The Option will have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, and will vest over a period of four years, with 25% of the shares subject to the Option vesting on the one-year anniversary of the date of grant and the balance vesting monthly in equal installments over the following 36 months, subject to Ms. Stelzer’s continuous service. The RSU will vest over four years from the date of grant, with 25% of the RSU vesting on each anniversary of the grant date, subject to Ms. Stelzer’s continuous service.

Pursuant to the Offer Letter, in the event Ms. Stelzer is subject to a qualifying termination during a period commencing three months prior to a change in control of the Company and ending 24 months following a change in control of the Company (a “Change in Control Period”), Ms. Stelzer would be entitled to receive (A) a cash payment equal to 18 months of base salary, and plus (2) an amount equal to the target annual bonus for the year in which the qualifying termination occurs, (B) accelerated vesting of all equity awards for common stock held by Ms. Stelzer, and (C) payment of COBRA group health insurance premiums for up to 18 months.

In the event Ms. Stelzer is subject to a qualifying termination outside of a Change in Control Period, Ms. Stelzer would be entitled to receive (a) a cash payment equal to 18 months of base salary (b) accelerated vesting of all equity that otherwise would have vested in the 18 months following the termination, and (c) payment of COBRA group health insurance premiums for up to 18 months. All severance payments are conditioned upon Ms. Stelzer providing a standard release of claims against the Company.

There is no arrangement or understanding between Ms. Stelzer and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Ms. Stelzer and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Stelzer has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Ms. Stelzer’s employment is not complete and is qualified in its entirety by reference to the Offer Letter.

In connection with the above-described appointment of Ms. Stelzer, Vickie Reed will no longer be designated as the Company’s principal financial officer or principal accounting officer and will be retiring later this year.

On May 16, 2022, the Company issued a press release announcing the above-described appointment of Ms. Stelzer as Chief Financial Officer, a copy of which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 16, 2022, regarding appointment of Ms. Stelzer as Chief Financial Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2022	Mirati Therapeutics, Inc.

	By:	/s/ Reena R. Desai
Reena R. Desai
Chief Legal Officer and Corporate Secretary